0777 l-0309/152225327 .1 202104300020 04/30/2021 08:38 AM Page 2 of 17 (Real Estate Mortgage) PUGET SOUND ENERGY, INC. TO U.S. BANK NATIONAL ASSOCIATION, Trustee One Hundredth Supplemental Indenture Dated as of April 30, 2021 Relating to First Mortgage Bonds Supplemental to Indenture dated as of June 2, 1924, as supplemented and modified (NOT PART OF INDENTURE) Exhibit 4.14

202104300020 04/30/2021 08:38 AM Page 3 of 17 ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING THIS ONE HUNDREDTH SUPPLEMENTAL INDENTURE, made as of the 30th day of April, 2021, by and between Puget Sound Energy, Inc., formerly Puget Sound Power & Light Company, a corporation duly organized and existing under and by virtue of the laws of the State of Washington (hereinafter sometimes called the "Company"), party of the first pa1t, and U.S. Bank National Association, a national banking association with a principal corporate trust office at 100 Wall Street, Suite 1600, in the city of New Yark and State of New York 10005 (successor to Old Colony Trust Company) (hereinafter sometimes called the "Trustee"), as Trustee under the First Mortgage (originally, and before modification thereof by certain supplemental indentures, called "First and Refunding Mortgage") from Puget Sound Power & Light Company, a Massachusetts corporation (hereinafter sometimes called the "Predecessor Company"), dated as of June 2, 1924 (said Mortgage being hereinafter sometimes called the "Original Mortgage"), as supplemented and modified by all indentures supplemental thereto heretofore executed and delivered, party of the second part; WITNESSETH: that WHEREAS, the Predecessor Company did by the Original Mortgage, filed for record in the offices of the Auditors of the Counties of Chelan, Clallam, Cowlitz, Douglas, Grant, Grays Harbor, Island, Jefferson, King, Kitsap, Kittitas, Lewis, Mason, Pacific, Pierce, Skagit, Snohomish, Thurston and Whatcom, all in the State of Washington, and left on file as a chattel mortgage in each of said counties, convey and pledge certain property therein described to Old Colony Trust Company, as Trustee, to be held upon the trusts expressed in the Original Mortgage to equally secure an unlimited authorized amount of mortgage bonds (therein and herein called the "Bonds") issued or to be issued in one or more series, all as more fully provided in the Original Mortgage; and WHEREAS, the Predecessor Company, prior to September 1, 1954, had executed and delivered to the Trustee thirty-nine supplemental indentures, supplementing and in certain respects modifying the Original Mortgage and providing for the execution, certification and delivery of Bonds of various series from time to time pursuant thereto (which Original Mortgage, as so supplemented and modified, is therein and herein sometimes called the "First Mortgage"); and WHEREAS, the Predecessor Company executed and delivered to the Trustee a Fortieth Supplemental Indenture, dated as of September 1, 1954, which Supplemental Indenture is divided into two parts, designated as Part I and Part II, and Part I thereof provided for the establishment and the execution, certification and delivery initially of Twenty-Five Million Dollars ($25,000,000) principal amount of a series of Bonds, designated as First Mortgage Bonds, 3-1/2% Series due 1984, and contained certain covenants, restrictions, conditions and provisions affecting, and provided for certain ONE HUNDREDTH SUPPLEMENT AL INDENTURE 07771-0309/15222532 7 .1 PAGE 1

202104300020 04/30/2021 08:38 AM Page 4 of 17 ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING modifications of, the First Mortgage (the First Mortgage, as so supplemented and modified by said Part I, being sometimes in said Fortieth Supplemental Indenture and herein called the "Revised First Mortgage") and Part II thereof provided for modifications of the Revised First Mortgage as therein set forth, which modifications became effective on October 20, I 955 (the Revised First Mortgage as so modified by Part II of the Fortieth Supplemental Indenture as heretofore, hereby, and hereafter supplemented and modified being sometimes in said Part II and herein called the "Indenture" and references herein to Sections, Articles or other provisions of the Indenture being to the revised or modified provisions thereof as set forth in Part II of the Fortieth Supplemental Indenture); and WHEREAS, the Predecessor Company has heretofore executed and delivered to the Trustee a Forty-First Supplemental Indenture dated as of December 1, 1954, a Forty-Second Supplemental Indenture dated as of July 1, 1957, a Forty-Third Supplemental Indenture dated as of May 1, 1958, a Forty-Fourth Supplemental Indenture dated as ofNovember 1, 1959, and a Forty-Fifth Supplemental Indenture dated as of April 1, 1960, all of which mortgaged, pledged, assigned, conveyed and transferred to the Trustee and subjected to the lien of the Indenture additional property acquired or constructed, and betterments, improvements and additions made to the mortgaged property, since the execution and delivery of the Fortieth Supplemental Indenture; and WHEREAS, the Company has executed and delivered to the Trustee a Forty-Sixth Supplemental Indenture dated as ofNovember 10, 1960, whereby the Company has succeeded to the Predecessor Company with the same effect as if the Company had been named in the Indenture as the mortgagor company and in the Bonds and coupons as the obligor thereon or maker thereof, and the Predecessor Company merged into the Company on November 16, 1960, whereupon the Company acquired all the property, real, personal or mixed, including all rights, privileges, easements, licenses and franchises, described in the Indenture and thereby conveyed and mortgaged or intended so to be, including also all such property acquired by the Predecessor Company since the execution and delivery of the Original Mortgage, which by the terms of the Indenture is subjected or intended to be subjected to the lien thereof; and WHEREAS, the Company has executed and delivered to the Trustee the supplemental indentures set forth herein: Supplemental Indenture Forty-Seventh Supplemental Indenture Forty-Eighth Supplemental Indenture Forty-Ninth Supplemental Indenture Fiftieth Supplemental Indenture ONE HUNDREDTH SUPPLEMENT AL INDENTURE 07771-0309/152225327. l Dated as of February 1, 1961 November 1, 1963 May 1, 1964 January 1, 1966 PAGE2

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Fifty-First Supplemental Indenture	June 1, 1967
Fifty-Second Supplemental Indenture	February 1, 1969
Fifty-Third Supplemental Indenture	July 1, 1970
Fifty-Fourth Supplemental Indenture	October 1, 1972
Fifty-Fifth Supplemental Indenture	March 1, 1974
Fifty-Sixth Supplemental Indenture	November 1, 1974
Fifty-Seventh Supplemental Indenture	August 1, 1975
Fifty-Eighth Supplemental Indenture	October 1, 1976
Fifty-Ninth Supplemental Indenture	July 1, 1978
Sixtieth Supplemental Indenture	December 1, 1979
Sixty-First Supplemental Indenture	December 1, 1981
Sixty-Second Supplemental Indenture	July 1, 1984
Sixty-Third Supplemental Indenture	January 1, 1986
Sixty-Fourth Supplemental Indenture	April 1, 1986
Sixty-Fifth Supplemental Indenture	April 1, 1986
Sixty-Sixth Supplemental Indenture	August 1, 1986
Sixty-Seventh Supplemental Indenture	November 1, 1986
Sixty-Eighth Supplemental Indenture	September 1, 1987
Sixty-Ninth Supplemental Indenture	February 1, 1990
Seventieth Supplemental Indenture	October 1, 1990
Seventy-First Supplemental Indenture	May 1, 1991
Seventy-Second Supplemental Indenture	August 1, 1991
Seventy-Third Supplemental Indenture	March 1, 1992
Seventy-Fourth Supplemental Indenture	October 1, 1992
Seventy-Fifth Supplemental Indenture	April 1, 1993
Seventy-Sixth Supplemental Indenture	December 1, 1997
Seventy-Seventh Supplemental Indenture	March 1, 1999
Seventy-Eight Supplemental Indenture	October 1, 2000
Seventy-Ninth Supplemental Indenture	May 1, 2003
Eightieth Supplemental Indenture	April 30, 2004
Eighty-First Supplemental Indenture	March 1, 2005
Eighty-Second Supplemental Indenture	April 27, 2005
Eighty-Third Supplemental Indenture	April 28, 2006
Eighty-Fourth Supplemental Indenture	September 1, 2006
Eighty-Fifth Supplemental Indenture	April 27, 2007
Eighty-Sixth Supplemental Indenture	April 29, 2008
Eighty-Seventh Supplemental Indenture	April 29, 2009
Eighty-Eighth Supplemental Indenture	April 28, 2010
Eighty-Ninth Supplemental Indenture	April 26, 2011
Ninetieth Supplemental Indenture	April 30, 2012

ONE HUNDREDTH SUPPLEMENTAL INDENTURE
07771-0309/152225327.1
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Ninety-First Supplemental Indenture	April 30, 2013
Ninety-Second Supplemental Indenture	May 1, 2013
Ninety-Third Supplemental Indenture	April 29, 2014
Ninety-Fourth Supplemental Indenture	April 29, 2015
Ninety-Fifth Supplemental Indenture	April 25, 2016
Ninety-Sixth Supplemental Indenture	April 27, 2017
Ninety-Seventh Supplemental Indenture	April 27, 2018
Ninety-Eighth Supplemental Indenture	April 30, 2019
Ninety-Ninth Supplemental Indenture	April 30, 2020

WHEREAS, all Bonds of any series heretofore executed, authenticated and delivered pursuant to the Original Mortgage, as from time to time supplemented and modified, have been retired and canceled or payment duly and irrevocably provided for, except for the series set forth herein:

Principal Amount of Bonds	Series
Three Hundred Million Dollars ($300,000,000)	First Mortgage Bonds, Pledged Series A due December 1, 2027
One Hundred Million Dollars ($100,000,000)	First Mortgage Bonds, Pledged Series B due March 9, 2029
One Hundred Thirty-Eight Million Four Hundred Sixty Thousand Dollars ($138,460,000)	3.90% 2013A Series II Pledged First Mortgage Bonds due March 1, 2031
Twenty-Three Million Four Hundred Thousand Dollars ($23,400,000)	4.00% 2013B Series II Pledged First Mortgage Bonds due March 1, 2031
Two Hundred Fifty Million Dollars ($250,000,000)	5.483% Pledged First Mortgage Bonds due June 1, 2035
Three Hundred Million Dollars ($300,000,000)	6.274% Pledged First Mortgage Bonds due March 15, 2037
Three Hundred Fifty Million Dollars ($350,000,000)	5.757% Pledged First Mortgage Bonds due October 1, 2039

ONE HUNDREDTH SUPPLEMENTAL INDENTURE PAGE 4
07771-0309/152225327.1

202104300020 04/30/2021 08:38 AM Page 7 of 17 ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING Principal Amount of Bonds Three Hundred Million Dollars ($300,000,000) Two Hundred Fifty Million Dollars ($250,000,000) Forty-Five Million Dollars ($45,000,000) Four Hundred Twenty-Five Million Dollars ($425,000,000) Six Hundred Million Dollars ($600,000,000) Four Hundred Fifty Million Dollars ($450,000,000) 5.638% Pledged First Mortgage Bonds due April 15, 2041 4.434% Pledged First Mortgage Bonds due November 15, 2041 4. 70% Pledged First Mortgage Bonds due November 15, 2051 4.30% Pledged First Mortgage Bonds due May 20, 2045 4.223 % Pledged First Mortgage Bonds due June 15, 2048 3.250% Series II Pledged First Mortgage Bond due September 15, 2049 which Bonds are now outstanding and constitute the only Bonds of the Company outstanding under the Indenture; and WHEREAS, effective as of the opening of business on January 4, 1971, The First National Bank of Boston succeeded Old Colony Trust Company as Trustee under the Indenture by reason of the merger of Old Colony Trust Company into The First National Bank of Boston; and WHEREAS, effective as of October 2, 1995, State Street Bank and Trust Company succeeded The First National Bank of Boston as Trustee under the Indenture; and WHEREAS, effective as of February 15, 2003, U.S. Bank National Association succeeded State Street Bank and Trust Company as Trustee under the Indenture; and WHEREAS, the Company has entered into an Indenture (the "Debenture Indenture") dated as of December 1, 1997 with U.S. Bank National Association (as successor to State Street Bank and Trust Company) as trustee (in such capacity, the "Debenture Indenture Trustee") pursuant to which the Company proposes to issue from time to time its Senior Notes (the "Senior Notes") and the Company has agreed to make certain payments to the ONE HUNDREDTH SUPPLEMENT AL INDENTURE 07771-0309/152225327. l PAGES

202104300020 04/30/2021 08:38 AM Page 8 of 17 ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING Debenture Indenture Trustee in respect of the principal of, premium, if any, and interest on such Senior Notes; and WHEREAS, the Company desires to execute and deliver this One Hundredth Supplemental Indenture, in accordance with the provisions of the Indenture, for the purpose of confirming the lien of the Indenture on certain property acquired or constructed by the Company since the execution and delivery of the Original Mortgage and on certain betterments, improvements and additions made by the Company to property previously described in the Indenture. NOW, THEREFORE, WITNESSETH, that, pursuant to and in execution of the powers, authorities and obligations conferred, imposed and reserved in the Indenture, and pursuant to and in execution of every other power, authority and obligation thereto appertaining and/or enabling. in order to secure the payment of the principal of, and the premium, if any, and interest on, the Bonds issued and to be issued under the Indenture, and secured thereby and hereby at any time outstanding according to their tenor and effect, and the performance of all the covenants and conditions therein and herein and in said Bonds contained, and for the purpose of confirming the lien of the Indenture, said Puget Sound Energy, Inc., organized and existing under the laws of the State of Washington, in consideration of the premises and of One Dollar ($ 1.00) and other good and valuable consideration to it duly paid by the Trustee, at or before the execution and delivery of these presents, the receipt whereof is hereby acknowledged, has granted, bargained, sold, conveyed, transferred, assigned, remised, released, mortgaged, set over and confirmed and by these presents does grant, bargain, sell, convey, transfer, assign, remise, release, mortgage, set over and confirm unto U.S. Bank National Association, as Trustee, and to its successor or successors in the trust created by the Indenture, and to said Trustee and its assigns forever, for the uses and purposes created by the Indenture, all property, real, personal or mixed, including all rights, privileges, easements, licenses and franchises, described in the Indenture and thereby conveyed and mortgaged or intended so to be, including also all such property acquired by the Company since the execution and delivery of the Original Mortgage) which by the terms of the Indenture is subjected or intended to be subjected to the lien thereof, and including also all such property as the Company may hereafter acquire which by the terms of the Indenture is subjected or intended to be subjected to the lien thereof, excepting from the foregoing, however, all property included within the foregoing general description, whether now owned or hereafter acquired, which by the provisions of the Indenture is excepted or to be excepted from the conveyance and lien of the Indenture, or which has heretofore been released from the lien of the Indenture or otherwise disposed of by the Company free from the lien of the Indenture in accordance with the provisions thereof: ONE HUNDREDTH SUPPLEMENTAL INDENTURE 0777 I-0309/152225327. l PAGE6

202104300020 04/30/2021 08:38 AM Page 9 of 17 ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING INCLUDING NEVERTHELESS in the property hereby conveyed and confirmed to the Trustee (without limiting the generality of the foregoing general description of such property and without prejudice to the conveyance and confirmance of all such property by such general description) the following: All property, real, personal or mixed, together with all buildings or improvements thereon and the appurtenances thereto, located in the State of Washington and described below or conveyed to the Company by the deeds listed on the list of properties and deeds below, to which deeds and the records thereof in the County Auditor's office of the respective counties in the State of Washington below stated (in all cases where said deeds and/or records are below specified) reference is hereby made for a more particular description of the property hereby conveyed and confirmed to the Trustee and its respective successor or successors and assigns as aforesaid, to wit: [The remainder of this page intentionally left blank] ONE HUNDREDTH SUPPLEMENT AL INDENTURE 07771-0309/15222532 7 .1 PAGE7

202104300020 04/30/2021 08:38 AM Page 10 of 17 ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING List of Real Estate in the State of Washington Acquired by Puget Sound Energy, Inc. to Date, and Not Heretofore Specifically Described in Any Prior Supplemental Indenture IN SKAGIT COUNTY, WASHINGTON: Document: Statutory Warranty Deed from Jennifer Berlin and Daniel Kenneth Berlin to Puget Sound Energy, Inc. a Washington corporation, Skagit County Auditor's File No. 202003200121. Legal Description: That portion of the North 1/2 of the Northwest 1/4 of the Southeast 1/4 and of the Southwest 1/4 of the Northeast 1/4 of Section 17, Township 35 North, Range 5 East, situate in the County of Skagit, State of Washington, as more particularly described on EXHIBIT A attached hereto and incorporated herein by this reference. Tax Parcel No.: P39272 and 350517-4-003-0004 ONE HUNDREDTH SUPPLEMENTAL INDENTURE 07771-0309/152225327. l PAGES

202104300020 04/30/2021 08:38 AM Page 11 of 17 ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING ARTICLE ONE MISCELLANEOUS SECTION 1.01 This One Hundredth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture, and shall form a part thereof, and the Indenture, as hereby supplemented and modified, is hereby confirmed. Except to the extent inconsistent with the express terms hereof, all the provisions, terms, covenants, and conditions of the Indenture shall be applicable to the Bonds of the New Series to the same extent as if specifically set forth herein. SECTION 1.02 The Trustee has accepted the amendment of the Indenture effected by this One Hundredth Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect of any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (a) the validity or sufficiency of this One Hundredth Supplemental Indenture or any of the terms or provisions hereof, (b) the proper authorization hereof by the Company by corporate action or otherwise, and (c) the due execution hereof by the Company. SECTION 1.03 The Company covenants that it is lawfully seized and possessed of all the trust estate at the date of the execution of the One Hundredth Supplemental Indenture except as in the Indenture otherwise stated or permitted; that on said date the trust estate is free and clear from all liens and encumbrances other than permitted encumbrances, except as in the Indenture otherwise stated or permitted; that the Company will warrant and forever defend the trust estate and the title thereto to the Trustee against the claims of all persons whomsoever except as in the Indenture otherwise stated or permitted; that it will maintain and preserve the lien of the Indenture, as a first mortgage lien, except as in the Indenture otherwise stated or permitted so long as any of the Bonds issued under the Indenture are ONE HUNDREDTH SUPPLEMENT AL INDENTURE 0777 l-0309/152225327. l PAGE9

202104300020 04/30/2021 08: 38 AM Page 12 of 17 ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING outstanding; and that it has good right and lawful authority to subject said property to the lien of the Indenture, as provided in and by the Indenture. SECTION 1.04 This One Hundredth Supplemental Indenture may be executed in several counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument. SECTION 1.05 Although this One Hundredth Supplemental Indenture is dated for convenience and for the purpose of reference as of April 30, 2021, the actual date or dates of execution by the Company are as indicated by the acknowledgments hereto annexed. [The remainder of this page intentionally left blank] ONE HUNDREDTH SUPPLEMENTAL INDENTURE 0777 l-0309/152225327.l PAGE 10

ONE HUNDREDTH SUPPLEMENTAL INDENTURE PAGE 11 07771-0309/152225327.1 ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING IN WITNESS WHEREOF, Puget Sound Energy, Inc. has caused this One Hundredth Supplemental Indenture to be signed in its corporate name and behalf by its President or one of its Vice Presidents or its Treasurer or an Assistant Treasurer and attested by its Senior Vice President and General Counsel, all on April 30, 2021, but as of the day and year first above written. PUGET SOUND ENERGY, INC. By /s/ Cara Peterman Cara Peterman Corporate Treasurer Attest: /s/ Steven Secrist Steven Secrist Senior Vice President and General Counsel

ONE HUNDREDTH SUPPLEMENTAL INDENTURE 07771-0309/152225327.1 ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING STATE OF WASHINGTON ) ) ss: COUNTY OF KING ) This record was acknowledged before me on April 24, 2021, by CARA PETERMAN as Corporate Treasurer of PUGET SOUND ENERGY, INC., a Washington corporation. /s/ Karen Campbell (Signature of notary public) Notary Public (Title of office) My commission expires 7/18/24

ONE HUNDREDTH SUPPLEMENTAL INDENTURE 07771-0309/152225327.1 ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING ) ) ss: STATE OF WASHINGTON COUNTY OF SNOHOMISH ) This record was acknowledged before me on April 24, 2021, by STEVEN SECRIST as Senior Vice President and General Counsel of PUGET SOUND ENERGY, INC., a Washington corporation. /s/ Karen Campbell (Signature of notary public) Notary Public (Title of office) My commission expires 7/18/24

202104300020 04/30/2021 08: 38 AM Page 16 of 17 ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING EXHIBIT A THAT PORTION OF THE NORTH HALF OF THE NORTHWEST QUARTER OF THE SOUTHEAST QUARTER AND OF THE SOUTHWEST QUARTER OF THE NORTHEAST QUARTER OF SECTION 17, TOWNSHIP 35 NORTH, RANGE 5 EAST W.M., MORE PARTICULARLY DESCRIBED AS FOLLOWS: BEGINNING AT THE SOUTHEAST CORNER OF THE NORTH HALF OF SAID NORTHWEST QUARTER OF THE SOUTHEAST QUARTER; THENCE SOUTH 89°44'12" WEST ALONG THE SOUTH LINE OF SAID NORTH HALF, 567.72 FEET; THENCE NORTH 02° 12'21" EAST 73.87 FEET; THENCE NORTH 42° 59' 21" WEST 56.87 FEET; THENCE NORTH 46° 29' 19" WEST 86.68 FEET; THENCE NORTH 01 ° 56' 52" WEST 128.2 FEET; THENCE NORTH 02° 33' 56" WEST 162.46 FEET; THENCE NORTH 21 ° 01' 22" WEST 64.18 FEET; THENCE NORTH 70° 06' 02" WEST 88.54 FEET; THENCE NORTH 15° 59' 19" EAST 64.14 FEET; THENCE NORTH 21 ° 04' 22" EAST 17.19 FEET; THENCE NORTH 17° 42' 42" EAST 31.94 FEET; THENCE NORTH 89° 55' 52" EAST 246.01 FEET; THENCE NORTH 10° 08' 30" EAST 217.55 FEET; THENCE NORTH 00° 01' 23" WEST 305.57 FEET, MORE OR LESS TO THE SOUTH LINE OF THE ABANDONED BURLINGTON NORTHERN RAILROAD RIGHT OF WAY; THENCE EASTERLY FOLLOWING SAID SOUTHERLY RIGHT OF WAY LINE 465 FEET MORE OR LESS TO THE EAST LINE OF THE SOUTHWEST QUARTER OF THE NORTHEAST QUARTER OF SAID SECTION 17;THENCE SOUTH 00° 36' 06" EAST ALONG SAID EAST LINE 479.56 FEET MORE OR LESS TO THE SOUTHEAST CORNER OF SAID SOUTHWEST QUARTER OF THE NORTHEAST QUARTER; THENCE SOUTH 0° 13' 22" WEST ALONG THE EAST LINE OF THE NORTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SAID SECTION 17, 687.62 FEET TO THE TRUE POINT OF BEGINNING. TOGETHER WITH A NON-EXCLUSIVE EASEMENT FOR INGRESS AND EGRESS OVER AND ACROSS THE SOUTH HALF OF THE NORTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SAID SECTION ALONG THE EXISTING ROADWAY, AS RESERVED IN DEED RECORDED NOVEMBER 16, 1944 AS AUDITOR'S FILE NO. 375992. ONE HUNDREDTH SUPPLEMENT AL INDENTURE 0777 I-0309/152225327 .1 PAGE14

202104300020 04/30/2021 08: 38 AM Page 17 of 17 ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING EXCEPT THE FOLLOWING DESCRIBED TRACT FROM THE FEE TITLE DESCRIPTION HEREINABOVE: THAT PORTION OF THE NORTH HALF OF THE NORTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 17, TOWNSHIP 35 NORTH, RANGE 5 EAST W.M., MORE PARTICULARLY DESCRIBED AS FOLLOWS: COMMENCING AT THE SOUTHEAST CORNER OF SAID NORTH HALF; THENCE SOUTH 89° 43' 52" WEST ALONG THE SOUTH LINE OF SAID NORTH HALF A DISTANCE OF 520.61 FEET TO THE TRUE POINT OF BEGINNING; THENCE THE FOLLOWING NINE (9) COURSES: 1. CONTINUING SOUTH 89° 43' 52" WEST ALONG SAID SOUTH LINE A DISTANCE OF 47.11 FEET; 2. NORTH 02° 15' 01" EAST A DISTANCE OF 73.87 FEET; 3. NORTH 42° 59' 41" WEST A DISTANCE OF 56.88 FEET; 4. NORTH 46° 29' 39" WEST A DISTANCE OF 86.68 FEET; 5. NORTH 01 ° 57' 12" WEST A DISTANCE OF 128.52 FEET; 6. NORTH 02° 34' 16" WEST A DISTANCE OF 40.32 FEET; 7. SOUTH 81 ° 03' 20" EAST A DISTANCE OF 183.20 FEET; 8. SOUTH 07° 02' 55" WEST A DISTANCE OF 239.96 FEET; 9. SOUTH 00° 23' 25" EAST A DISTANCE OF 76.96 FEET TO THE TRUE POINT OF BEGINNING. ONE HUNDREDTH SUPPLEMENT AL INDENTURE 07771-0309/15222532 7 .1 PAGE 15